Exhibit 5.4

Suite 2200 1201 Third Avenue Seattle, WA 98101-3045 206.622.3150 tel 206.757.7700 fax

December 22, 2015

William Lyon Homes

and

William Lyon Homes, Inc.

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

Re:	Registration Statement on Form S-4 dated December 22, 2015

SEC File No. 333-

Ladies and Gentlemen:

We have acted as special counsel to certain direct and indirect subsidiaries identified on Schedule A hereto (the “Covered Subsidiaries”) of William Lyon Homes, a Delaware corporation (“Parent”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the above referenced registration statement (as amended, the “Registration Statement”). The Registration Statement relates to the issuance (i) by Parent of up to $50,000,000 aggregate principal amount of 7.00% Senior Notes due 2022 (the “Exchange Notes”), and (ii) by the Covered Subsidiaries and certain other registrants of Guarantees of the Exchange Notes, in each case as described in the Registration Statement. The Exchange Notes are to be issued in exchange for up to $50,000,000 in outstanding 7.00% Senior Notes due 2022, issued on September 15, 2015 (the “Outstanding Notes” and, together with the Exchange Notes, the “Notes”). References herein to the term “Guarantees” means the “Note Guarantees” described in the Registration Statement under the heading “Description of the Notes – Brief Description of the Notes and the Note Guarantees – The Note Guarantees,” only as to such securities as are issued by the Covered Subsidiaries.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained or incorporated by reference therein (as supplemented and amended from time to time), other than as expressly stated herein with respect to the issue of the Guarantees.

We have examined such matters of fact and questions of law as we have deemed appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Covered Subsidiaries and others as to factual matters without having independently verified such factual matters. Without limiting the generality of the foregoing, we have assumed without independently verifying the accuracy of the factual matters set forth in the

December 22, 2015

Registration Statement. We are opining herein as to the Washington Limited Liability Company Act (as to the Covered Subsidiaries identified in Schedule A as the “Washington Guarantors”) and the Oregon Limited Liability Company Act (as to the Covered Subsidiary identified in Schedule A as the “Oregon Guarantor”), and other laws of the States of Washington and Oregon. Other than for the laws of the states of Washington (in the case of the Washington Guarantors) and Oregon (as to the Oregon Guarantor), we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We further express no opinion as to any matters of federal law (other than the Act as specifically referenced herein), any municipal law or the laws of any local agencies within any state (including local laws and local agencies of Oregon and Washington). With respect to matters governed by the laws of jurisdictions other than the States of Oregon and Washington, including without limitation the validity, authorization, execution, issuance, enforceability and interpretation of the Exchange Notes and the Outstanding Notes, and of that certain Indenture, dated as of August 11, 2014, as supplemented by that First Supplemental Indenture dated as of August 12, 2014 and that Second Supplemental Indenture dated as of August 12, 2014 (as so supplemented, the “Indenture”) relating to the Notes, we advise you that those matters are being passed upon by Latham & Watkins LLP, and to the extent we have deemed appropriate, we have relied upon the opinion of Latham & Watkins LLP as to such matters.

Based upon, and subject to the foregoing, we are of the opinion that:

1.	Each of the Covered Subsidiaries is a limited liability company duly formed and validly existing under the laws of its jurisdiction of formation.

2.	The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action on the part of each Covered Subsidiary, and the Indenture has been duly executed and delivered each Covered Subsidiary.

3.	The execution, delivery and performance of the Guarantees have been duly authorized by all necessary corporate action on the part of each Covered Subsidiary.

4.	When the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Outstanding Notes under the circumstances contemplated by the Registration Statement, the Guarantees will have been duly authorized by all necessary limited-liability company action of the Covered Subsidiaries.

We have been engaged for the limited purpose of rendering the opinions herein. Except as expressly set forth herein, we have not undertaken any independent investigation in support of the opinions expressed in this letter and we have relied solely upon our review of the foregoing documents in rendering the same. We have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

December 22, 2015

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the prospectus contained or incorporated by reference into the Registration Statement, under the prospectus heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Guarantees. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect a legal analysis or conclusion or an information confirmation in this opinion letter.

Very truly yours,

/s/ Davis Wright Tremaine, LLP

December 22, 2015

Schedule A

Covered Subsidiaries

Washington Guarantors

460 Central, L.L.C., a Washington limited liability company

Baseline Woods SFD I, L.L.C., a Washington limited liability company

Baseline Woods SFD II, L.L.C., a Washington limited liability company

Baseline Woods West, L.L.C., a Washington limited liability company

Bethany Creek Falls, L.L.C, a Washington limited liability company

Brownstone At Issaquah Highlands, L.L.C., a Washington limited liability company

Bryant Heights, L.L.C., a Washington limited liability company

Bull Mountain Ridge, L.L.C., a Washington limited liability company

Calais At Villebois, L.L.C., a Washington limited liability company

Cascadian King Company, L.L.C., a Washington limited liability company

Cascara At Redmond Ridge, L.L.C., a Washington limited liability company

Cedar Falls Way LLC, a Washington limited liability company

Cornelius Pass Townhomes, L.L.C., a Washington limited liability company

Edgewater Tualatin, L.L.C., a Washington limited liability company

Grande Pointe At Villebois, L.L.C., a Washington limited liability company

High Point III, L.L.C., a Washington limited liability company

Highcroft at Sammamish, L.L.C., a Washington limited liability company

Issaquah Highlands Investment Fund, L.L.C., a Washington limited liability company

Les Bois At Villebois, L.L.C., a Washington limited liability company

Mill Creek Terrace, L.L.C., a Washington limited liability company

Murray & Weir SFD, L.L.C., a Washington limited liability company

December 22, 2015

Orenco Woods SFD, L.L.C., a Washington limited liability company

Peasley Canyon Homes, L.L.C., a Washington limited liability company

PNW Cascadian Company, L.L.C., a Washington limited liability company

Polygon At Brenchley Estates, L.L.C., a Washington limited liability company

Polygon At Sunset Ridge, L.L.C., a Washington limited liability company

Polygon At Villebois II, L.L.C., a Washington limited liability company

Polygon At Villebois III, L.L.C., a Washington limited liability company

Polygon At Villebois IV, L.L.C., a Washington limited liability company

Polygon At Villebois V, L.L.C., a Washington limited liability company

Polygon Northwest Company, L.L.C., a Washington limited liability company

Polygon Paymaster, L.L.C., a Washington limited liability company

Ridgeview Townhomes, L.L.C., a Washington limited liability company

Riverfront MF, L.L.C., a Washington limited liability company

Riverfront SF, L.L.C., a Washington limited liability company

Silverlake Center, L.L.C., a Washington limited liability company

Spanaway 230, L.L.C., a Washington limited liability company

Sparrow Creek, L.L.C., a Washington limited liability company

The Reserve At Maple Valley, L.L.C., a Washington limited liability company

The Reserve At North Creek, L.L.C., a Washington limited liability company

Twin Creeks At Cooper Mountain, L.L.C., a Washington limited liability company

Viewridge At Issaquah Highlands, L.L.C., a Washington limited liability company

W.R. Townhomes F, L.L.C., a Washington limited liability company

December 22, 2015

Oregon Guarantor

Cascadian South L.L.C., an Oregon limited liability company